UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

ZIVO BIOSCIENCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan		48320
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	The Nasdaq Stock Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	ZIVOW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2021, Zivo Bioscience, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the several underwriters (the “Representative”), for an underwritten public offering (the “Offering”) of an aggregate of 2,760,000 units (the “Units), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with one warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”) at an exercise price equal to $5.50 per share of Common Stock.

The public offering price was $5.00 per Unit and the underwriters agreed to purchase 2,760,000 Units at an 8.0% discount to the public offering price. The Company granted the Representative a 45-day option to purchase an additional 414,000 shares of Common Stock and/or an additional 414,000 Warrants, in any combination thereof, to cover over-allotments, if any. On May 28, 2021, the Representative partially exercised the over-allotment option to purchase an additional 414,000 Warrants to purchase 414,000 shares of Common Stock. The Offering closed on June 2, 2021. The gross proceeds from the Offering were approximately $13.8 million before deducting underwriting discounts and commissions and other Offering expenses. If the Representative exercises in full its over-allotment option, the gross proceeds before deducting underwriting discounts and commissions and other Offering expenses will be approximately $15.9 million.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase up to a total of 220,800 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $5.50 per share, are initially exercisable 180 days from the commencement of sales of the securities issued in connection with the Offering, or November 23, 2021, and have a term of five years from the commencement of sales of the securities issued in connection with this Offering, or May 27, 2026. Pursuant to FINRA rules, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the securities issued in connection with the Offering.

The Shares and Warrants were issued pursuant to: (i) the Company’s registration statement on Form S-1 (File No. 333-251221) (as amended through the date hereof) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on May 27, 2021 and (ii) the Company’s registration statement on Form S-1MEF (File No. 333-256580) filed by the Company with the Commission under Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon its filing on May 27, 2021. A final prospectus dated May 27, 2021 relating to the Offering was filed with the Commission on June 1, 2021.

In connection with the Offering, the Company’s Common Stock and Warrants were approved for listing on the Nasdaq Capital Market under the symbols “ZIVO” and “ZIVOW”, respectively, and began trading on May 28, 2021.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions, each director and executive officer of the Company and certain of its stockholders have agreed to a 180-day “lock-up” from the date of the closing of the Offering of shares of Common Stock that they beneficially own, and the Company agreed to a 90-day “lock-up”, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

In addition, on June 2, 2021, the Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with Direct Transfer LLC pursuant to which Direct Transfer LLC agreed to act as warrant agent with respect to the Warrants.

The foregoing summaries of the Underwriting Agreement, the Representative’s Warrant, the Warrants and the Warrant Agreement do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, each incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On May 27, 2021, the Company filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Nevada (the “Certificate of Amendment”) to (i) effectuate a reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock and treasury shares on a 1-for-80 basis and (ii) decrease the number of total authorized shares of Common Stock of the Company from 1,200,000,000 to 150,000,000 shares. The Certificate of Amendment became effective at 12:01 a.m. (Eastern Time) on May 28, 2021 (the “Effective Time”).

As of the Effective Time, every 80 shares of issued and outstanding Common Stock were converted into one share of Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. Instead, a holder of record of old Common Stock as of immediately prior to the Effective Time who would otherwise have been entitled to a fraction of a share was entitled to receive cash in lieu thereof.

The Company’s transfer agent, Issuer Direct Corporation acted as the exchange agent for the Reverse Stock Split. The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the Common Stock.

In addition, pursuant to their terms, a proportionate adjustment was made to the per share exercise price and number of shares issuable under all of the Company’s outstanding stock options and warrants to purchase shares of Common Stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plan will be reduced proportionately.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Nevada on May 27, 2021 (effective as of 12:01 a.m. (Eastern Time) on May 28, 2021).

Item 8.01. Other Events.

The Company issued a press release on May 27, 2021 announcing the pricing of the Offering. A copy of the pricing press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company also issued a press release on June 2, 2021 announcing the closing of the Offering. A copy of the closing press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1+	Underwriting Agreement, dated May 27, 2021, by and between the Company and Maxim Group LLC, as representative of the underwriters
3.1	Certificate of Amendment filed with the Secretary of State of the State of Nevada
4.1	Form of Representative’s Warrant
4.2	Form of Common Stock Warrant
4.3+	Warrant Agency Agreement, dated June 2, 2021, by and between the Company and Direct Transfer LLC
99.1	Press release of the Company, dated May 27, 2021
99.2	Press release of the Company, dated June 2, 2021

+ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Dated: June 2, 2021	By:	/s/ Keith Marchiando
Keith Marchiando Chief Financial Officer, Secretary and Treasurer